POWER OF ATTORNEY

 KNOW ALL PERSONS BY THESE PRESENTS, that I, Mary Lynne Perushek,

hereby constitute and appoint Norman C. Linnell, Amy C. Becker and

William M. Cook, and each of them, my true and lawful

attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for me and in my name, place and stead, to sign any reports on Form 3 (Initial Statement of Beneficial

Ownership of Securities), Form 4 (Statement of Changes in Beneficial

Ownership of Securities) and Form 5 (Annual Statement of Changes in

Beneficial Ownership) relating to transactions by me in Common Stock or other securities of Donaldson Company, Inc., and all amendments thereto, and to file the same, with the Securities and Exchange

Commission and the New York Stock Exchange, Inc., granting unto said attorneys-in-fact and agents, and each of them, or their substitutes,

full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as I might or could do in person,hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney shall be effective until such time as I deliver a written revocation thereof to the above-named attorneys-in-fact and agents.

Dated: November 6, 2006

Mary Lynne Perushek

(signature)

Mary Lynne Perushek